1607 Dominion Centre
[JIMMY C.H. CHEUNG LOGO]            43 Queen's Road East
JIMMY C.H. CHEUNG & CO.             Wanchai, Hong Kong
Certified Public Accountants        Telephone : (852) 2529-5500
Members of Kreston International    Fax       : (852) 2865-1067
                                    Email     : jchc@krestoninternational.com.hk
                                    Web site  : http://www.jimmycheungco.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THE BOARD OF DIRECTORS
FUSHI INTERNATIONAL, INC.

We hereby consent to the use in this Registration Statement of Fushi International, Inc. on Form SB - 2 Amendment No. 2 dated June 15, 2006 of our report dated March 4, 2006 of Parallel Technologies, Inc. (now Fushi International, Inc.) for the years ended December 31, 2005 (Consolidated) and 2004.

We also consent to the reference to our firm under the caption "Experts" included in this Registration Statement.


/s/ Jimmy C.H. Cheung

JIMMY C.H. CHEUNG & CO.
Certified Public Accountants

Hong Kong

June 15, 2006


                                                                  [KRESTON LOGO]
[GRAPHIC OMITTED]                   Kreston International with offices in Europe
                            America, The Middle East, The Far East and Australia